UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

PMFG, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-357-6181

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Expiration of Go-Shop Period

As previously disclosed, PMFG, Inc. (“PMFG”) entered in an Agreement and Plan of Merger (the “Merger Agreement”) with CECO Environmental Corp. (“CECO”) on May 3, 2015. Pursuant to the Merger Agreement, PMFG had a 45-business day period during which it was permitted to explore alternative proposals (commonly referred to as a “go-shop” period). The go-shop period expired at 11:59 New York City time on July 7, 2015.

Early in the go-shop period, representatives of PMFG’s financial advisor Stifel, Nicolaus & Company, Inc., on behalf of PMFG, contacted 63 potential acquirors by telephone and/or email regarding their possible interest in pursuing a potential acquisition of PMFG. Of the potential acquirors contacted, five requested a copy of PMFG’s proposed non-disclosure agreement. PMFG entered into non-disclosure agreements with two potential acquirors. As of the date of this Current Report on Form 8-K, none of these potential acquirers has submitted a proposal to pursue a transaction with PMFG.

Complaint

C. Jeffrey Herre, individually and on behalf of similarly situated PMFG shareholders, has commenced an action in the Court of Chancery of the State of Delaware (the “Delaware Action”). CECO Environmental Corp. (“CECO”), Top Gear Acquisition, Inc. (a wholly-owned subsidiary of CECO), Top Gear Acquisition II LLC (a wholly-owned subsidiary of CECO), PMFG and each of the members of the board of directors of PMFG were named as defendants in the Delaware Action. A copy of the complaint in the Delaware Action is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Complaint, dated June 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2015	PMFG, INC.

	By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Complaint, dated June 29, 2015.